UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of ChampionX Corporation

On July 16, 2025, under the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 2, 2024, by and among Schlumberger Limited, a Curaçao corporation (“SLB”), and its indirect, wholly owned subsidiaries, Sodium Holdco, Inc., a Delaware corporation (“Holdco”), and Sodium Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with SLB and Holdco, the “SLB Parties”), and ChampionX Corporation, a Delaware corporation (“ChampionX”), SLB acquired ChampionX in an all-stock transaction.

Under the terms of the Merger Agreement, Holdco acquired all of the issued and outstanding capital stock of ChampionX in a transaction in which Merger Sub merged with and into ChampionX, with ChampionX surviving the merger as a wholly owned subsidiary of Holdco and an indirect wholly owned subsidiary of SLB (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of ChampionX common stock issued and outstanding immediately prior to the Effective Time (other than any shares of ChampionX common stock held in the treasury of ChampionX or held by the SLB Parties or any direct or indirect subsidiary of SLB) was exchanged for 0.735 shares of SLB common stock (the “Exchange Ratio,” and the shares issued in the Merger, the “Merger Shares”) and, if applicable, cash (without interest) in lieu of fractional shares.

At the Effective Time, each issued and outstanding ChampionX equity incentive award was cancelled and converted as follows:

•	each ChampionX stock option was converted into an option to acquire shares of SLB common stock based on the Exchange Ratio;

•

each ChampionX stock appreciation right that was in-the-money (whether vested or unvested) was converted into cash based on the spread value of such ChampionX stock appreciation right multiplied by the Exchange Ratio and each out-of-the-money ChampionX stock appreciation right (whether vested or unvested) was cancelled for no consideration;

•

each ChampionX restricted stock unit award was converted into an SLB restricted stock unit award based on the Exchange Ratio, and each dividend equivalent right accrued under such ChampionX restricted stock units was cancelled and converted into the right to receive an amount in cash equal to the amount accrued in a bookkeeping account as of immediately prior to the Effective Time with respect to such dividend equivalent right;

•

each ChampionX performance share award was converted into an SLB restricted stock unit award based on the Exchange Ratio and based on the attainment of performance goals pursuant to the methodology agreed between SLB and ChampionX;

•	each ChampionX restricted stock award that was outstanding was assumed and converted into an SLB restricted stock award (covering a number of shares determined based on the Exchange Ratio); and

•	each ChampionX deferred stock unit award was converted into the right to receive shares of SLB common stock based on the Exchange Ratio.

The issuance of Merger Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to SLB’s registration statement on Form S-4 (File No. 333-278976), declared effective by the Securities and Exchange Commission (the “SEC”) on April 29, 2024.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed with the SEC as Exhibit 2 to SLB’s Current Report on Form 8-K/A filed with the SEC on April 3, 2024 and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 16, 2025, SLB issued a press release announcing the completion of the Merger. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2. of Form 8-K, the information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2*	Agreement and Plan of Merger among Schlumberger Limited, Sodium Holdco, Inc., Sodium Merger Sub, Inc., and ChampionX Corporation, dated April 2, 2024 (incorporated by reference to Exhibit 2 to SLB’s Current Report on Form 8-K/A filed on April 3, 2024).

99	Press Release dated July 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). SLB agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: July 16, 2025